Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$51,655
Unrealized Gain (Loss) on Market Value of Commodity Futures	103,765
Dividend Income	9
Interest Income	220
ETF Transaction Fees	700
Total Income (Loss)	$156,349

Expenses
General Partner Management Fees	$4,647
Professional Fees	9,468
Brokerage Commissions	387
Directors' Fees and insurance	976
NYMEX License Fee	93
Total Expenses	15,571
Expense Waiver	(9,995)
Net Expenses	$5,576
Net Income (Loss)	$150,773

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/21	$7,351,460
Additions (150,000 Shares)	1,229,162
Withdrawals (150,000 Shares)	(1,208,703)
Net Income (Loss)	150,773

Net Asset Value End of Month	$7,522,692
Net Asset Value Per Share (950,000 Shares)	$7.92

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2021 is accurate and complete.

/s/ Stuart P.Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596